Exhibit 4.11

FIRST SUPPLEMENTAL INDENTURE

Dated as of                          , 2004

between

THE BANK OF NEW YORK COMPANY, INC.

and

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

to

JUNIOR SUBORDINATED INDENTURE

Dated as of December 25, 1996

between

THE BANK OF NEW YORK COMPANY, INC.

and

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to The First National Bank of Chicago), as Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of                          , 2004 (this “First Supplemental Indenture”) between THE BANK OF NEW YORK COMPANY, INC., a New York corporation (the “Corporation”), having its principal office at One Wall Street, New York, New York 10286, and J.P. Morgan Trust Company, National Association (as successor in interest to The First National Bank of Chicago), a national banking association, as trustee (the “Trustee”), to the Junior Subordinated Indenture dated as of December 25, 1996, between the Corporation and the Trustee (the “Indenture”). All capitalized terms used in this First Supplemental Indenture and not otherwise defined herein have the meanings given such terms in the Indenture.

RECITALS OF THE CORPORATION

WHEREAS, the Corporation and the Trustee entered into the Indenture, pursuant to which one or more series of unsecured junior subordinated debt securities of the Corporation (the “Securities”) may be issued from time to time; and

WHEREAS, Section 9.1 of the Indenture provides, among other things, that without the consent of the Holders of any Securities, the Corporation, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental to the Indenture in form satisfactory to the Trustee in order to change or eliminate any provision of the Indenture provided that any such change or elimination shall (a) become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (b) not apply to any Outstanding Securities; and

WHEREAS, the Corporation wishes to amend the Indenture as provided herein, but only with respect to any series of Securities issued on or after the date of this First Supplemental Indenture; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt whereof is hereby acknowledged, the Corporation agrees with the Trustee, as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

Section 1.1. Representations and Warranties. The Corporation represents and warrants that as of the date of this First Supplemental Indenture, the Corporation is not obligated in respect of any Debt for borrowed money from (i) any Subsidiary that is not a bank or bank holding company as defined in the Bank Holding Company Act of 1956, as amended, or (ii) any employee of the Corporation, except, in each case, (x) in respect of Debt on which the Corporation shall defer payments of principal, interest and premium, if any, to the same extent that the Corporation defers payments of interest on the Securities or (y) in the ordinary course of business.

ARTICLE II

ADDITIONAL COVENANTS

Section 2.1. Additional Covenants. Solely for purposes of any series of Securities issued on or after the date of this First Supplemental Indenture, the following new Sections 10.9 and 10.10 of the Indenture shall be applicable:

“Section 10.9. Indebtedness to Certain Subsidiaries.

Except in the ordinary course of business, the Corporation shall not incur Debt for borrowed money from any Subsidiary that is not a bank or bank holding company as defined in the Bank Holding Company act of 1956, as amended, unless, pursuant to the terms of such Debt, the Corporation defers payments of principal, interest and premium, if any, in respect of such Debt to the same extent that the Corporation defers payments of interest on the Securities.”

“Section 10.10. Debt to Employees.

Except in the ordinary course of business, the Corporation shall not incur Debt for borrowed money from any employee of the Corporation, unless, pursuant to the terms of such Debt, the Corporation defers payments of principal, interest and premium, if any, in respect of such Debt to the same extent that the Corporation defers payments of interest on the Securities.”

ARTICLE III

AMENDMENTS

Section 3.1. Events of Default. For any series of Securities issued on or after the date of this First Supplemental Indenture, Section 5.1 of the Indenture shall not apply and shall be replaced with Section 5.1 below:

“Section 5.1. Events of Default.

“Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) except as may be specified pursuant to Section 3.1:

(1) default in the payment of any interest upon any Security of that series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

(2) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Corporation under the Bankruptcy Code or any other similar applicable Federal or State law, which decree or order shall have continued undischarged and unstayed for a period of 60 days; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation or of its property, or for the winding up or liquidation of its affairs, which decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(3) the commencement by the Corporation of voluntary proceedings to be adjudicated a bankrupt, or consent by the Corporation to the filing of a bankruptcy proceeding against it, or the filing by the Corporation of a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar Federal or State law, or consent by the Corporation to the filing of any such petition, or the consent by the Corporation to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of its inability to pay its debts generally as they become due; or

(4) any other Event of Default provided with respect to Securities of that series.”

Section 3.2. Acceleration of Maturity; Rescission and Annulment. For any series of Securities issued on or after the date of this First Supplemental Indenture, Section 5.2 of the Indenture shall not apply and shall be replaced with Section 5.2 below:

“Section 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(2) or 5.1(3)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to an Issuer Trust, if, upon such an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series fail to declare the principal of all the Outstanding Securities of such series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the related series of Capital Securities issued by such Issuer Trust then outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable. If an Event of Default specified in Section 5.1(2) or 5.1(3) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of such series (or, if the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII notwithstanding that such amount shall become immediately due and payable as herein provided.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest on all Securities of such series,

(B) any accrued Additional Interest on all Securities of such series,

(C) the principal of (and premium, if any, on) any Securities of such series that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

In the case of Securities of a series initially issued to an Issuer Trust, if the Holders of such Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the related series of Capital Securities issued by such Issuer Trust then outstanding shall also have the right to rescind and annul such declaration and its consequences by written notice to the Corporation and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this Section 5.2.

No such rescission shall affect any subsequent default or impair any right consequent thereon.”

Section 3.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

For any series of Securities issued on or after the date of this First Supplemental Indenture, Section 5.3 of the Indenture shall not apply and shall be replaced with Section 5.3 below:

“Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Corporation covenants that if:

(1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period), or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof;

the Corporation will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest) and, in addition thereto, all amounts owing to the Trustee under Section 6.7.

If the Corporation fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Corporation or any other obligor upon such Security or Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon such Security or Securities, wherever situated.

“Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body) except as may be specified pursuant to Section 3.1:

(A) an Event of Default with respect to Securities of that series specified in Section 5.1; or

(B) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(C) failure on the part of the Corporation duly to observe or perform any other of the covenants or agreements on the part of the Corporation in the Securities of that series or in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the Corporation to remedy the same, shall have been given to the Corporation by the Trustee by registered or certified mail or to the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series; or

(D) any other Default provided with respect to Securities of that series.

If a Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.”

Section 3.4. Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Capital Securities.

For any series of Securities issued on or after the date of this First Supplemental Indenture, the phrase “upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2)” contained in Section 5.8 of the Indenture shall be deleted and replaced by the phrase “upon the occurrence of an Event of Default described in Section 5.1(1) or a Default described in Section 5.3(B)”.

Section 3.5. Delay or Omission Not Waiver.

For any series of Securities issued on or after the date of this First Supplemental Indenture, the two references to “Event of Default” contained in the first paragraph of Section 5.11 of the Indenture shall be deleted and replaced by “Default”.

Section 3.6. Waiver of Past Defaults.

For any series of Securities issued on or after the date of this First Supplemental Indenture, the reference to “Event of Default” contained in the last paragraph of Section 5.13 of the Indenture shall be deleted and replaced by “Default”.

Section 3.7. Certain Duties and Responsibilities.

For any series of Securities issued on or after the date of this First Supplemental Indenture, the references to “Event of Default” contained in Sections 6.1(a) and (b) of the Indenture shall be deleted and replaced by “Default”.

Section 3.8. Notice of Defaults.

For any series of Securities issued on or after the date of this First Supplemental Indenture, the reference to “Event of Default” contained in the last sentence of Section 6.2 of the Indenture shall be deleted and replaced by “Default”.

Section 3.9. Additional Sums.

For any series of Securities issued on or after the date of this First Supplemental Indenture, the phrase “so long as no Event of Default has occurred and is continuing and” contained in Section 10.6 of the Indenture shall be deleted.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Effect of First Supplemental Indenture on Indenture. This First Supplemental Indenture is a supplement to the Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

Section 4.2. Effective Date. The modifications to the Indenture set forth in this First Supplemental Indenture shall become effective on the date first written above.

Section 4.3. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.4. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Indenture and its construction.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers duly authorized, as of the date and year first above written.

THE BANK OF NEW YORK COMPANY, INC.

By:
Name:
Title:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to First Supplemental Indenture]